EXHIBIT 17.1
November 14, 2000
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                 RESIGNATION LETTER
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                      I, Jaak Olesk, hereby resign as
President and Director of Dollar Maker, Inc., effective
immediately.
                             By: /s/ Jaak Olesk
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                             JAAK OLESK